Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 6, 2021 relating to the financial statements of Algoma Steel Group Inc. (the “Company”), appearing in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on November 5, 2021 relating to the Company’s Registration Statement No. 333-260534 on Form F-1.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada

April 1, 2022